                                                                  EXHIBIT 3(i).1

                            CERTIFICATE OF AMENDMENT

                        OF ARTICLES OF INCORPORATION OF

                                NETIVATION, INC.

     We the undersigned President and Secretary of Netivation, Inc. do hereby certify:

     That the following resolutions were adopted by the Board of Directors by unanimous written consent on January 8, 1999.

          WHEREAS, it is deemed by the board of directors of this corporation to be in the corporation's best interests and to the best interests of its shareholders that its articles of incorporation be amended as follows.

          RESOLVED, that Article No. 1 of the Articles of Incorporation of the corporation be amended to read as follows:

                                     No. 1
                                     -----

                                     Name
                                     ----

          The name of the corporation shall be Netivation.com, Inc.

          RESOLVED FURTHER, that Article No. 5 of the Articles of Incorporation of the corporation be, and hereby is, amended to read as follows:


                                     No. 5
                                     -----

                                 Capital Stock
                                 -------------

          The total number of shares of capital stock which the corporation is authorized to issue is Fifty-seven Million (57,000,000). Fifty Million (50,000,000) shares shall be COMMON STOCK, each having a par value of ONE CENT ($0.01) totaling $500,000. Seven Million (7,000,000) shares shall be CUMULATIVE PREFERRED STOCK, each having a par value of ONE CENT ($0.01) totaling $70,000 with the rights, preferences and privileges described in the form of Preferred Stock Certificate attached hereto as Exhibit A.

          The shares of capital stock are issuable in whole shares.

          The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,746,539; that said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

          IN WITNESS WHEREOF, this certificate is signed this 21st day of January, 1999.

                                       /s/ Anthony Paquin
                                       --------------------------------------
                                       Anthony Paquin, President

                                       /s/ Gary Paquin
                                       --------------------------------------
                                       Gary Paquin, Secretary



STATE OF IDAHO       )
                     )  ss.
County of Kootenai   )

          On this 21st day of January, 1999, before me Mary M. Monaghan, personally appeared ANTHONY PAQUIN, known or identified to me (or proved to me on the oath of ____________________), to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Mary M. Monaghan
                                              _________________________________
                                              NOTARY PUBLIC FOR IDAHO
                                              Residing at 2110 Hampson Ave,
                                                          Couer d'Alene,
                                                          ID 83814
                                                         ______________________
                                              My Commission Expires 6/17/2002
                                                                   ____________

                                   EXHIBIT A

                        CERTIFICATE FOR PREFERRED STOCK

                                NETIVATION, INC.

               Incorporated under the laws of the State of Nevada


     This certifies that _______________ (the "Holder") is the owner of _____ shares of fully paid and nonassessable cumulative 8% convertible preferred stock with a par value of one cent ($.01) per share (the "Preferred Stock") of NETIVATION, INC. (the "Corporation"), transferable on the books of the Corporation by the Holder in person or by the Holder's duly authorized attorney upon surrender of this Certificate properly endorsed.

     The shares of Preferred Stock are entitled to an annual dividend of eight percent (8%) of the original issuance price per share, payable out of the net profits of the Corporation before any dividend is paid upon the common stock of the Corporation. If the net profits in any year are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will become a charge against the net profits of the Corporation, and will be paid in full out of the net profits of the Corporation in subsequent years before any dividends are paid on the common stock of the Corporation in those years. For a period of three (3) years from the date hereof, at the Corporation's option, the Corporation may satisfy any accrued Preferred Stock dividend, or portion thereof, with Preferred Stock in lieu of cash. After three
(3) years from the date hereof, if the Corporation has a positive cash flow in sufficient amount to pay accrued Preferred Stock dividends ("Sufficient Positive Cash Flow"), then any accrued Preferred Stock dividend will be payable in cash. If, after three (3) years from the date hereof the Corporation does not have Sufficient Positive Cash Flow, then any accrued Preferred Stock dividend will be payable in Preferred Stock.

     The shares of Preferred Stock are not entitled to vote at meetings of the stockholders of the Corporation, and are not entitled to participate in the profits of the Corporation beyond the fixed, preferential annual dividend provided herein.

     Each share of Preferred Stock is automatically convertible into one share of fully paid and nonassessable common stock of the Corporation upon the occurrence of either of the following events:

     1.   The Corporation closes an initial public offering of its common stock;
          or

     2. The majority of the shares of stock of the Corporation entitled to vote are acquired by any one individual or entity or any group of related individuals or entities, whether by purchase, merger, share exchange, or otherwise, including by operation of law.

     The Holder of Preferred Stock may convert his shares of Preferred Stock into the Corporation's common stock, at any time, at the option of the Holder. To convert shares of Preferred Stock, the Holder of the shares must surrender the certificate or certificates representing the shares to be converted, duly endorsed to the Corporation or in blank, at the principal office of the Corporation, give written notice to the Corporation at that office that the Holder desires to convert the shares. The notice must set forth the name, address and taxpayer identification number of the person or persons to whom a certificate or certificates representing the common stock of the Corporation are to be issued.

     Shares of Preferred Stock shall be deemed to be converted at the close of business on the date of the surrender to the Corporation of the properly endorsed certificate or certificates representing the shares. Other than the right to receive accrued and unpaid dividends, the rights of the Holders of the Preferred Stock surrendered shall cease at that time, and the person or persons in whose name or names the certificate or certificates for the common stock are to be issued shall be treated for all purposes as having become record owners of the common stock of the Corporation at that time. However, if certificates are surrendered on a day in which the stock transfer books of the Corporation are closed, the surrender shall be deemed to have occurred on the next succeeding day on which the stock transfer books are open.

     The Corporation shall at all times reserve and keep available solely for the purpose of issuing upon conversion of Preferred Stock the number of shares of common stock issuable upon conversion of all outstanding Preferred Stock.

     At the time of conversion, the Corporation shall pay to the Holder of record of any share or shares of Preferred Stock surrendered for conversion any accrued and unpaid dividends on the stock.

     The issuance of certificates for shares of common stock upon the conversion of Preferred Stock shall be made without charge for any tax with respect to the issuance. However, if any certificate is to be issued in a name or names other than the name or names of the Holder of record of Preferred Stock converted, the person or persons requesting the issuance shall pay to the Corporation the amount of any tax that may be payable in connection with any transfer involved in the issuance, or shall establish to the satisfaction of the Corporation that the tax has been paid or is not due and payable.

     The Corporation shall not be required to issue any fractional shares of common stock upon the conversion of Preferred Stock. If more than one share of Preferred Stock is surrendered for conversion at one time by the same Holder, the number of full shares of common stock that will be issued upon the conversion of Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock surrendered. If any interest in a fractional share of common stock would otherwise be deliverable upon the conversion of Preferred Stock, the Corporation shall make adjustment for that fractional share interest by payment of an amount in cash equal to the same fraction of the market value at that time of a full share of common stock of the Corporation.

     If the Corporation subdivides or combines in a larger or smaller number of shares its outstanding shares of common stock, then the number of shares of common stock issuable upon the conversion of Preferred Stock shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

     If the Corporation is recapitalized, is consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale, or conveyance so that the Holders of Preferred Stock may receive, in lieu of the common stock otherwise issuable to them upon conversion of Preferred Stock, at the same conversion ratio, the same kind and amount or securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the common stock.

     If the Corporation at any time pays to the Holders of its common stock a dividend in common stock, the number of shares of common stock issuable upon the conversion of Preferred Stock shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the common stock entitled to the dividend.

     Except as provided below, if the Corporation at any time pays any dividend or makes any distribution on its common stock in property other than cash or in common stock of the Corporation, then provision shall be made as part of the terms of the dividend or distribution so that the Holders of Preferred Stock surrendered for conversion after the record date for the determination of holders of common stock entitled to the dividend or distribution shall be entitled to receive the same proportionate share of property that they would have been entitled to receive had Preferred Stock been converted immediately prior to the record date.

     These adjustments shall be made successively if more than one of these events occurs. However, no adjustment in the conversion ratio of Preferred Stock into common stock shall be made by reason of:

          (a) the payment of a cash dividend on the common stock or on any other class of stock of the Corporation;

          (b) the purchase, acquisition, redemption, or retirement by the Corporation of any shares of common stock or of any other class of stock of the Corporation, except as provided above in connection with a subdivision or combination of the outstanding common stock of the Corporation;

          (c) the issuance, other than as provided above, of any shares of common stock, or of any securities of the Corporation convertible into common stock or into other securities of the Corporation, or of any rights, warrants or options to subscribe for or purchase shares of common stock or other securities of the Corporation, or of any other securities of the Corporation; provided that if the Corporation offers any of its securities or any rights, warrants or options to subscribe for or purchase any of its securities to the holders of its common stock, pursuant to any preemptive or preferential rights granted to the holders of common stock by the certificate of incorporation of the Corporation, or pursuant to any similar rights granted by the board of directors of the Corporation, the Corporation shall mail written notice of the offer to the Holders of Preferred Stock at least 20 days prior to the record date for determination of the holders of common stock entitled to receive the offer;

          (d) the offer by the Corporation to redeem or acquire shares of its common stock by paying or exchanging the stock of another corporation, or the carrying out of a transaction contemplated by an offer of this nature; provided that the Corporation shall mail written notice of the offer to the Holders of Preferred Stock at least 20 days prior to the expiration of the offer; or

          (e) the distribution of stock to holders of common stock of the Corporation, if the issuer of the stock distributed is at the time of the distribution engaged in a business that was previously operated as a division or subsidiary by a corporation acquired by the Corporation and that was distinct from the principal business of the corporation acquired.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or of any reduction in the capital of the Corporation resulting in any distribution of assets to its stockholders, each Holder of Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or earnings, available for distribution to the stockholders of the Corporation, before any amount is paid to the holders of the common stock, an amount equal to the consideration paid for the Preferred Stock held by the Holder, plus an amount equal to the sum of all accumulated and unpaid dividends to the date fixed for the payment of the distribution on the shares of Preferred Stock held by the Holder.

     The purchase or redemption by the Corporation of any class of its stock in any manner permitted by law, the consolidation or merger of the Corporation with or into one or more other corporations, or the sale or transfer by the Corporation of all or substantially all of its assets shall not, for the purposes of determining preferences on liquidation, be deemed to be a liquidation, dissolution or winding up of the Corporation or a reduction of its capital. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction in the capital of the Corporation shall not be deemed to be a distribution resulting from the reduction in capital. No Holder of Preferred Stock shall be entitled to receive any amounts in connection with any liquidation, dissolution or winding up of the Corporation other than the amounts provided for in these paragraphs.

     In Witness Whereof, the Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the seal of the Corporation this 8th day of January, 1999.

Corporate Seal
or Facsimile                  ________________________________________
                              President


                              ________________________________________
                              Secretary

                           CERTIFICATE OF AMENDMENT

                        OF ARTICLES OF INCORPORATION OF

                               NETIVATION, INC.

     We the undersigned President and Secretary of Netivation, Inc. do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on August 3, 1998, adopted the following resolution:

          RESOLVED, that the number of authorized shares of this corporation be amended to add THREE MILLION FIVE HUNDRED THOUSAND (3,500,000) shares of cumulative preferred stock having a par value of one cent ($.01), said amendment to be effective upon filing of a certificate of amendment, by changing Article IV of the corporation's articles of incorporation so that, as amended, said Article shall be and read as follows:

                                  ARTICLE IV

                                 Capital Stock

              The total number of shares of capital stock which the corporation is authorized to issue is FIFTY THREE MILLION FIVE HUNDRED THOUSAND (53,500,000). Fifty Million (50,000,000) shares shall be COMMON STOCK, each having a par value of ONE CENT ($.01) totaling $500,000. THREE MILLION FIVE HUNDRED THOUSAND (3,500,000) shares shall be CUMULATIVE PREFERRED STOCK, each having a par value of ONE CENT ($.01) totaling $35,000 with the rights, preferences and privileges described in the form of Preferred Stock Certificate attached hereto as Exhibit A.

          The shares of capital stock are issuable in whole shares.

          The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,921,539; that said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

        IN WITNESS WHEREOF, this certificate is signed this 14th day of August, 1998.

                                            /s/ Anthony Paquin
                                            ____________________________________
                                            Anthony Paquin, President

                                            /s/ Gary Paquin
                                            ____________________________________
                                            Gary Paquin, Secretary



STATE OF IDAHO    )
                  )  ss.
County of Kootenai)

     On this 14th day of August, 1998, before me Mary M. Monaghan, personally appeared ANTHONY PAQUIN, known or identified to me (or proved to me on the oath of ____________________), to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            /s/ Mary M. Monaghan
                                            ____________________________________
                                            NOTARY PUBLIC FOR IDAHO
                                            Residing at 2110 Hampson Ave.,
                                                        Couer d'Alene,
                                                        ID 83814
                                                       _________________________
                                            My Commission Expires 6/17/2002
                                                                 _______________

                                   EXHIBIT A

                        CERTIFICATE FOR PREFERRED STOCK

                               NETIVATION, INC.

              Incorporated under the laws of the State of Nevada


     This certifies that _______________ (the "Holder") is the owner of ________ shares of fully paid and nonassessable cumulative 8% convertible preferred stock with a par value of one cent ($.01) per share (the "Preferred Stock") of NETIVATION, INC. (the "Corporation"), transferable on the books of the Corporation by the Holder in person or by the Holder's duly authorized attorney upon surrender of this Certificate properly endorsed.

     The shares of Preferred Stock are entitled to an annual dividend of eight percent (8%) of the original issuance price per share, payable out of the net profits of the Corporation before any dividend is paid upon the common stock of the Corporation. If the net profits in any year are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will become a charge against the net profits of the Corporation, and will be paid in full out of the net profits of the Corporation in subsequent years before any dividends are paid on the common stock of the Corporation in those years. For a period of three (3) years from the date hereof, at the Corporation's option, the Corporation may satisfy any accrued Preferred Stock dividend, or portion thereof, with Preferred Stock in lieu of cash. After three
(3) years from the date hereof, if the Corporation has a positive cash flow in sufficient amount to pay accrued Preferred Stock dividends ("Sufficient Positive Cash Flow"), then any accrued Preferred Stock dividend will be payable in cash. If, after three (3) years from the date hereof the Corporation does not have Sufficient Positive Cash Flow, then any accrued Preferred Stock dividend will be payable in Preferred Stock.

     The shares of Preferred Stock are not entitled to vote at meetings of the stockholders of the Corporation, and are not entitled to participate in the profits of the Corporation beyond the fixed, preferential annual dividend provided herein.

     Each share of Preferred Stock is automatically convertible into one share of fully paid and nonassessable common stock of the Corporation upon the occurrence of either of the following events:

     1.   The Corporation closes an initial public offering of its common stock;
          or

     2. The majority of the shares of stock of the Corporation entitled to vote are acquired by any one individual or entity or any group of related individuals or entities, whether by purchase, merger, share exchange, or otherwise, including by operation of law.

     The Holder of Preferred Stock may convert his shares of Preferred Stock into the Corporation's common stock, at any time, at the option of the Holder. To convert shares of Preferred Stock, the Holder of the shares must surrender the certificate or certificates representing the shares to be converted, duly endorsed to the Corporation or in blank, at the principal office of the Corporation, give written notice to the Corporation at that office that the Holder desires to convert the shares. The notice must set forth the name, address and taxpayer identification number of the person or persons to whom a certificate or certificates representing the common stock of the Corporation are to be issued.

     Shares of Preferred Stock shall be deemed to be converted at the close of business on the date of the surrender to the Corporation of the properly endorsed certificate or certificates representing the shares. Other than the right to receive accrued and unpaid dividends, the rights of the Holders of the Preferred Stock surrendered shall cease at that time, and the person or persons in whose name or names the certificate or certificates for the common stock are to be issued shall be treated for all purposes as having become record owners of the common stock of the Corporation at that time. However, if certificates are surrendered on a day in which the stock transfer books of the Corporation are closed, the surrender shall be deemed to have occurred on the next succeeding day on which the stock transfer books are open.

     The Corporation shall at all times reserve and keep available solely for the purpose of issuing upon conversion of Preferred Stock the number of shares of common stock issuable upon conversion of all outstanding Preferred Stock.

     At the time of conversion, the Corporation shall pay to the Holder of record of any share or shares of Preferred Stock surrendered for conversion any accrued and unpaid dividends on the stock.

     The issuance of certificates for shares of common stock upon the conversion of Preferred Stock shall be made without charge for any tax with respect to the issuance. However, if any certificate is to be issued in a name or names other than the name or names of the Holder of record of Preferred Stock converted, the person or persons requesting the issuance shall pay to the Corporation the amount of any tax that may be payable in connection with any transfer involved in the issuance, or shall establish to the satisfaction of the Corporation that the tax has been paid or is not due and payable.

     The Corporation shall not be required to issue any fractional shares of common stock upon the conversion of Preferred Stock. If more than one share of Preferred Stock is surrendered for conversion at one time by the same Holder, the number of full shares of common stock that will be issued upon the conversion of Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock surrendered. If any interest in a fractional share of common stock would otherwise be deliverable upon the conversion of Preferred Stock, the Corporation shall make adjustment for that fractional share interest by payment of an amount in cash equal to the same fraction of the market value at that time of a full share of common stock of the Corporation.

     If the Corporation subdivides or combines in a larger or smaller number of shares its outstanding shares of common stock, then the number of shares of common stock issuable upon the conversion of Preferred Stock shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

     If the Corporation is recapitalized, is consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale, or conveyance so that the Holders of Preferred Stock may receive, in lieu of the common stock otherwise issuable to them upon conversion of Preferred Stock, at the same conversion ratio, the same kind and amount or securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the common stock.

     If the Corporation at any time pays to the Holders of its common stock a dividend in common stock, the number of shares of common stock issuable upon the conversion of Preferred Stock shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the common stock entitled to the dividend.

     Except as provided below, if the Corporation at any time pays any dividend or makes any distribution on its common stock in property other than cash or in common stock of the Corporation, then provision shall be made as part of the terms of the dividend or distribution so that the Holders of Preferred Stock surrendered for conversion after the record date for the determination of holders of common stock entitled to the dividend or distribution shall be entitled to receive the same proportionate share of property that they would have been entitled to receive had Preferred Stock been converted immediately prior to the record date.

     These adjustments shall be made successively if more than one of these events occurs. However, no adjustment in the conversion ratio of Preferred Stock into common stock shall be made by reason of:

          (a) the payment of a cash dividend on the common stock or on any other class of stock of the Corporation;

          (b) the purchase, acquisition, redemption, or retirement by the Corporation of any shares of common stock or of any other class of stock of the Corporation, except as provided above in connection with a subdivision or combination of the outstanding common stock of the Corporation;

          (c) the issuance, other than as provided above, of any shares of common stock, or of any securities of the Corporation convertible into common stock or into other securities of the Corporation, or of any rights, warrants or options to subscribe for or purchase shares of common stock or other securities of the Corporation, or of any other securities of the Corporation; provided that if the Corporation offers any of its securities or any rights, warrants or options to subscribe for or purchase any of its securities to the holders of its common stock, pursuant to any preemptive or preferential rights granted to the holders of common stock by the certificate of incorporation of the Corporation, or pursuant to any similar rights granted by the board of directors of the Corporation, the Corporation shall mail written notice of the offer to the Holders of Preferred Stock at least 20 days prior to the record date for determination of the holders of common stock entitled to receive the offer;

          (d) the offer by the Corporation to redeem or acquire shares of its common stock by paying or exchanging the stock of another corporation, or the carrying out of a transaction contemplated by an offer of this nature; provided that the Corporation shall mail written notice of the offer to the Holders of Preferred Stock at least 20 days prior to the expiration of the offer; or

          (e) the distribution of stock to holders of common stock of the Corporation, if the issuer of the stock distributed is at the time of the distribution engaged in a business that was previously operated as a division or subsidiary by a corporation acquired by the Corporation and that was distinct from the principal business of the corporation acquired.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or of any reduction in the capital of the Corporation resulting in any distribution of assets to its stockholders, each Holder of Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or earnings, available for distribution to the stockholders of the Corporation, before any amount is paid to the holders of the common stock, an amount equal to the consideration paid for the Preferred Stock held by the Holder, plus an amount equal to the sum of all accumulated and unpaid dividends to the date fixed for the payment of the distribution on the shares of Preferred Stock held by the Holder.

     The purchase or redemption by the Corporation of any class of its stock in any manner permitted by law, the consolidation or merger of the Corporation with or into one or more other corporations, or the sale or transfer by the Corporation of all or substantially all of its assets shall not, for the purposes of determining preferences on liquidation, be deemed to be a liquidation, dissolution or winding up of the Corporation or a reduction of its capital. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction in the capital of the Corporation shall not be deemed to be a distribution resulting from the reduction in capital. No Holder of Preferred Stock shall be entitled to receive any amounts in connection with any liquidation, dissolution or winding up of the Corporation other than the amounts provided for in these paragraphs.

     In Witness Whereof, the Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the seal of the Corporation this 3rd day of August, 1998.

Corporate Seal
or Facsimile                                   _______________________________
                                               President


                                               _______________________________
                                               Secretary

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                              NELLORO CORPORATION

     We the undersigned President Robert E. Jorgensen and Secretary John P. Ryan of NELLORO CORPORATION do hereby certify:

     That the Board of Directors at a meeting duly convened, held on the day of September 14, 1997, adopted a resolution to amend the original articles as follows:

          Article No. 1 is hereby amended to read as follows:

     "The name of the corporation is:

                               NETIVATION, INC."

     The number of shares outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,131,439, that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s/ Robert E. Jorgensen
                                             ------------------------------
                                             Robert E. Jorgensen, President

                                             /s/ John P. Ryan
                                             ------------------------------
                                             John P. Ryan, Secretary


State of Washington  )
                     ) ss.
County of Spokane    )

     On September 25, 1997 personally appeared before me, a Notary Public, Robert E. Jorgensen and John P. Ryan, who both acknowledged that they executed the above instrument.

                                             /s/ Robin Carter
                                             -----------------------------
                                             Notary Public

                              Nelloro Corporation
                           10220 N. NEVADA, SUITE 230
                               SPOKANE, WA 99218
                         509-466-3144 FAX: 509-466-3321

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                              NELLORO CORPORATION

     We the undersigned President Robert E. Jorgensen and Secretary John P. Ryan of NELLORO CORPORATION do hereby certify:

     That the Board of Directors at a meeting duly convened, held on the day of November 25, 1996, adopted a resolution to amend the original articles as follows:

     Article No. 4 is hereby amended to read as follows:

     "The total authorized capital stock of this corporation shall be FIFTY MILLION (50,000,000) shares of COMMON STOCK, each of which shares shall have the par value of ONE CENT ($.01), totaling $500,000."

     The number of shares outstanding and entitled to vote on an amendment to the Articles of Incorporation is 931,539, that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                        /s/ Robert E. Jorgensen
                                        -------------------------------------
                                        Robert E. Jorgensen, President


                                        /s/ John P. Ryan
                                        -------------------------------------
                                        John P. Ryan, Secretary


State of Washington  )
                     ) ss.
County of Spokane    )

     On February 21, 1997 personally appeared before me, a Notary Public, Robert
E. Jorgensen and John P. Ryan, who both acknowledged that they executed the above instrument.

                                        /s/ Robin Carter
                                        -------------------------------------
                                        Notary Public

                           ARTICLES OF INCORPORATION

                                       OF

                              NELLORO CORPORATION


     We, the undersigned, having associated ourselves together for the purpose of forming a corporation, under the general corporation laws of the State of Nevada, hereby certify:

                                     No. 1
                                     -----

                                      NAME
                                      ----

     The name of the corporation shall be:

                              NELLORO CORPORATION

                                     No. 2
                                     -----

                                    LOCATION
                                    --------

     The principal office or place of business shall be located in Clark County at:

                          900 Brush Street, Suite 413
                            Las Vegas, Nevada 89107

                                     No. 3
                                     -----

                                    PURPOSE
                                    -------

     The nature or object or purpose of the business of this corporation shall be:

     (a) To engage in any lawful business activity.

     (b) To borrow and/or lend money with or without security.

     (c) To buy, or sell, or trade in commodities of every nature, including securities, notes, bonds, mortgages, agricultural products, mining products, minerals, metals, commodity futures contracts, titles to or equities in land, buildings, mining claims, oil properties, oil leases, royalty interests, and options to buy or sell any or all of the foregoing.

     (d) To have and exercise all the rights, powers, and privileges which are now or which may hereafter be conferred upon corporations organized under the same statute as this corporation; and to have and exercise all such rights, powers and privileges as may be necessary, convenient or proper to effectuate and accomplish the objectives and purposes specified in this certificate, and said specified objectives and purposes shall not limit or restrict in any manner the powers of this corporation.

                                     No. 4
                                     -----

                                 CAPITALIZATION
                                 --------------

     The total authorized capital stock of this corporation shall be SEVEN MILLION FIVE HUNDRED THOUSAND (7,500,000) shares of COMMON STOCK, each of which shares shall have the par value of ONE CENT ($0.01), totaling $75,000.00.

                                     No. 5
                                     -----

                                GOVERNING BOARD
                                ---------------

     This corporation shall be governed by at least three (3) directors and not more than nine (9) directors, and the following three persons are hereby appointed directors to govern the affairs of this corporation from inception and for the first year of its existence, or until a stockholders' meeting is called for the purpose of electing directors:

     Carman Ridland
     900 Brush Street, Suite 413
     Las Vegas, Nevada 89107

     Robert Reed
     2019 Santa Rita
     Las Vegas, Nevada 89104

     Don Davis
     3945 E. Carey
     Las Vegas, Nevada 89115

     The directors shall be elected at the annual meetings or any special meeting of the stockholders called for the purpose of electing directors, the holder of each share of stock of this corporation shall have one vote and the majority of the stock represented at the meeting, by the stockholders in person or by proxy, shall decide:

     (1) the maximum number of directors to hold office for the ensuing term;

     (2)  the persons to hold such directorships.

     The Board of Directors, during a term, may decrease in number by the resignation or death of one or more members, but the maximum number of directors cannot be increased. The majority of the surviving directors, in the case of a vacancy by resignation or death, may appoint a person or persons to fill a vacancy or vacancies.

                                     No. 6
                                     -----

                             ASSESSABILITY OF STOCK
                             ----------------------

     The shares issued by this corporation, once the par value has been paid in full, shall not be assesssable, and any shares issued for services, or property, or considerations other than cash, shall be deemed fully paid up and shall be forever nonassessable.

                                     No. 7
                                     -----

                               TERM OF EXISTENCE
                               -----------------

     The term of existence of this corporation shall be perpetual.

                                     No. 8
                                     -----

                                    BY-LAWS
                                    -------

     The directors shall have power to make such By-Laws as they may deem proper for the management of the affairs of said corporation according to the statute in such case made and provided.

                                     No. 9
                                     -----

                                     VOTING
                                     ------

     Each stockholder will have one vote for each share registered in his or her name. Cumulative voting shall not be allowed.

                                     No. 10
                                     ------

                              SUBSCRIPTION RIGHTS
                              -------------------

     The stockholders of this corporation shall have no preferential right or rights to subscribe to any subsequent issues of the authorized shares of this corporation, unless certain rights or warrants for a specific issue are authorized by the Board of Directors or the Stockholders.

                                     No. 11
                                     ------

                                 RESIDENT AGENT
                                 --------------

     The name and address of the Resident Agent is:

     CARMAN RIDLAND, 900 Brush Street, Suite 413, Las Vegas, Nevada, telephone (702)870-6421.

     By signing below as an incorporator, CARMAN RIDLAND also certifies and acknowledges his acceptance of appointment as Resident Agent of NELLORO CORPORATION.

                                     No. 12
                                     ------

                                 INCORPORATORS
                                 -------------

     The names and addresses of the incorporators of this corporation are:

     Carman Ridland, whose address is 900 Brush Street, Suite 413, Las Vegas, Nevada 89107;

     Charisa McWilliams, whose address is 618 East Carson Avenue, Las Vegas, Nevada 89101; and

     Richard Morris, whose address is 745 Spanish Drive, Las Vegas, Nevada
     89110.

     IN TESTIMONY WHEREOF, we hereunto set our hands and seals, the 20th day of August, 1993.


                                        /s/ Carman Ridland
                                        ----------------------------------
                                        CARMAN RIDLAND

                                        /s/ Charisa McWilliams
                                        ----------------------------------
                                        CHARISA McWILLIAMS

                                        /s/ Richard Morris
                                        ----------------------------------
                                        RICHARD MORRIS



STATE OF NEVADA     )
                    ) ss.
COUNTY OF CLARK     )

          I, DIANA G. WINN, a Notary Public in and for said County and State aforesaid, do hereby certify that CARMAN RIDLAND, CHARISA McWILLIAMS, and RICHARD MORRIS, whose names are subscribed to the annexed, foregoing Articles of Incorporation, acknowledged before me that they signed said instrument as their free and voluntary act.

          Given under my hand and notarial seal, this 13th day of September, 1993.

                                        /s/ Diana G. Winn
                                        ----------------------------------
                                        NOTARY PUBLIC
SEAL:

                           CERTIFICATE OF ACCEPTANCE

                        OF APPOINTMENT BY RESIDENT AGENT


     IN THE MATTER OF NELLORO CORPORATION, I, CARMAN RIDLAND, hereby certify that on the 1st day of September, 1993, I accepted the appointment as Resident

Agent of the above-entitled corporation in accordance with Sec. 78.090, NRS

1957.

     Furthermore, that the principal office in this State is located at Room

Suite 413 Building, No. 900 Brush Street, Town of Las Vegas, County of Clark,

State of Nevada.

     IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of September,

1993.


                                  /s/ Carmen Ridland
                                ------------------------------------------
                                CARMAN RIDLAND       Resident Agent





================================================================================
        Sec. 78. Every corporation shall have a resident agent, who may either be an individual or a corporation, resident of or located in this state, in charge of its principal office. Every such resident agent shall, within ten days after acceptance of an appointment as such, file a certificate thereof in the office of the secretary of state, and a copy of such certificate in the office of the county clerk of the county in which the principal office of the corporation in this state shall be located. The resident agent may be any bank, or banking corporation, or other corporation located and doing business in this state, and any such bank and any such corporation, acting as such resident agent, shall have authority ***.

                               SECRETARY OF STATE

                    [THE GREAT SEAL OF THE STATE OF NEVADA]


                               CORPORATE CHARTER


I, CHERYL A. LAU, Secretary of State of the State of Nevada, do hereby certify that NELLORO CORPORATION did on the TWENTY-FOURTH day of NOVEMBER, 1993, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State o the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, this TWENTY-FOURTH day of NOVEMBER, 1993.



                                        Secretary of State


                              By
[THE GREAT SEAL OF THE
 STATE OF NEVADA]

                                        Deputy